Exhibit 1.1

Execution Version

UNDERWRITING AGREEMENT

First Industrial, L.P.

$450,000,000 5.250% Senior Notes due 2031

Underwriting Agreement

May 12, 2025

J.P. Morgan Securities LLC

PNC Capital Markets LLC

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

as Representatives of the several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o PNC Capital Markets LLC

300 Fifth Avenue, 10th Floor

Pittsburgh, Pennsylvania 15222

c/o RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

First Industrial, L.P., a Delaware limited partnership (the “Company”), and First Industrial Realty Trust, Inc., a Maryland corporation (the “Parent Guarantor”), confirm their joint and several agreement with you and each of the other underwriters listed in Schedule 1 hereto (collectively, the “Underwriters”), for whom J.P. Morgan Securities LLC, PNC Capital Markets LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC are acting as representatives (collectively, the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $450,000,000 principal amount of the Company’s 5.250% Senior Notes due 2031 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of May 14, 2025 (the “Base Indenture”), among the Company, the Parent Guarantor and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as amended by a First Supplemental Indenture to be dated as of May 14, 2025 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), and will be fully and unconditionally guaranteed on a senior basis as to the payment of principal and interest by the Parent Guarantor (the “Guarantee”).

The Company and the Parent Guarantor hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company and the Parent Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-287056), including a prospectus, relating to the Securities and the Guarantee. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 3:00 p.m., New York City time, on May 12, 2025, the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated May 12, 2025, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

2. Purchase and Sale of the Securities.

(a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.615% of the principal amount thereof plus accrued interest, if any, from May 14, 2025 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Barack Ferrazzano Kirschbaum & Nagelberg LLP, 200 West Madison Street, Suite 3900, Chicago, IL 60606 at 10:00 A.M., New York City time, on May 14, 2025, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Company and the Parent Guarantor acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Parent Guarantor with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Parent Guarantor or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Parent Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Parent Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Parent Guarantor with respect thereto. Any review by the Representatives or any Underwriter of the Company, the Parent Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Company or the Parent Guarantor, as the case may be, or any other person.

3. Representations and Warranties of the Company and the Parent Guarantor. The Company and the Parent Guarantor jointly and severally represent and warrant to each Underwriter that:

(a) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Parent Guarantor make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Parent Guarantor in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Parent Guarantor make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Parent Guarantor in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) The Company and the Parent Guarantor (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Parent Guarantor or their agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, including a Pricing Term Sheet substantially in the form of Annex C hereto, which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Parent Guarantor make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Parent Guarantor in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time

of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) The Company has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the Delaware Revised Uniform Limited Partnership Act. The Parent Guarantor has been duly organized and is validly existing as a corporation under and by virtue of the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland. Each of the subsidiaries of the Company and the Parent Guarantor (excluding the Company and further excluding any joint venture entered into by the Parent Guarantor, the Company or any subsidiary thereof and any subsidiaries of such joint venture) are referred to collectively herein as the “Subsidiaries” or individually as a “Subsidiary” and has been duly organized and, to the knowledge of the Company without a duty of inquiry, is validly existing as a corporation or other legal entity in good standing under and by virtue of the laws of its jurisdiction of organization. No entity in which the Company owns any equity securities constitutes a significant subsidiary (substituting “net income” for “income from continuing operations”) promulgated under the Exchange Act. The Parent Guarantor is the sole general partner of the Company and the Company owns, directly or indirectly, all of the issued and outstanding capital stock of, or other ownership interest in, each of the Subsidiaries. The Company, the Parent Guarantor and each of the Subsidiaries has, and at the Closing Date will have, full corporate or limited partnership power and authority, as the case may be, (i) to conduct all the activities conducted by it, (ii) to own, lease or operate all the properties and other assets owned, leased or operated by it, (iii) to conduct its business in which it engages or proposes to engage as described in the Prospectus and (iv) to consummate the transactions contemplated hereby. The Parent Guarantor is, and at the Closing Date will be, duly qualified or registered to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the properties and assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualifications or registration will not have a material adverse effect on (i) the condition, financial or otherwise, or the earnings, management, assets or business affairs or prospects of the Company, the Parent Guarantor and the Subsidiaries, taken as a whole, or on the 416 in service properties owned, directly or indirectly, by the Parent Guarantor as of March 31, 2025 (the “Properties”), taken as a whole, (ii) the issuance, validity or enforceability of the Securities or the Guarantee or (iii) the consummation of any of the transactions contemplated by this Agreement (each a “Material Adverse Effect”). The Company and each of the Subsidiaries is, and at the Closing Date will be, duly qualified or registered to do business and in good standing as a foreign limited partnership or its equivalent, as applicable, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualification or registration will not have a Material Adverse Effect. Complete and correct copies of the charter documents, partnership agreements and other organizational documents of the Company, the Parent Guarantor and the Subsidiaries, and all amendments thereto, that have been specifically requested by the Underwriters or their counsel have been delivered to the Underwriters or their counsel.

(g) The Parent Guarantor’s authorized capitalization is as set forth in the Registration Statement, the Time of Sale Information and the Prospectus. All of the Parent Guarantor’s issued and outstanding shares of common stock, $0.01 par value per share (the “Common Stock”) and preferred stock have been duly authorized and are validly issued, fully paid and non-assessable and will have been offered and sold in compliance, in all material respects, with all applicable laws (including, without limitation, federal or state securities laws). The description of the Securities and the Guarantee, and the statements related thereto, contained in the Registration Statement or the Prospectus are, and at the Closing Date, will be, complete and accurate in all material respects.

(h) The Indenture has been duly authorized by the Company and the Parent Guarantor and on the Closing Date will be duly executed and delivered by the Company and the Parent Guarantor and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and the Parent Guarantor enforceable against the Company and the Parent Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and on the Closing Date the Indenture will conform in all material respects to the requirements of the Trust Indenture Act.

(i) This Agreement has been duly authorized, executed and delivered by the Company and the Parent Guarantor.

(j) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantee has been duly authorized by the Parent Guarantor and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(k) (i) The partnership agreement of the Company is duly authorized, executed and delivered by the Company, as general partner and a limited partner, (ii) the partnership agreement of each Subsidiary that is a limited partnership is duly authorized, validly executed and delivered by each partner thereto, except as would not reasonably be expected to have a Material Adverse Effect, and (iii) the limited liability company agreement of each Subsidiary that is a limited liability company is duly authorized, validly executed and delivered by each member party thereto, except as would not reasonably be expected to have a Material Adverse Effect, and, in each case (assuming in the case of the Company the due authorization, execution and delivery of the partnership agreement by each limited partner other than the Parent Guarantor) each such partnership agreement or limited liability company agreement will be valid, legally binding and enforceable in accordance with its terms immediately following the Closing Date, except with respect to agreements under (ii) and (iii) above as would not reasonably be expected to have a Material Adverse Effect, subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. All of the issued and outstanding shares of capital stock of the Parent Guarantor and each Subsidiary that is a corporation and all of the outstanding units of general, limited and/or preferred partnership interests or membership interests of the Company and each Subsidiary that is a limited liability company or partnership are and will have been duly authorized and are and will be validly issued, fully paid and non-assessable; and (except as described in the Prospectus) are and will be owned directly or indirectly (except in the case of the Parent Guarantor and, with respect to the Company, except with respect to limited partnership interests therein held by persons or entities other than the Parent Guarantor) by the Company or the Parent Guarantor, as the case may be, free and clear of all security interests, liens and encumbrances (except for pledges in connection with the loan agreements of the Company, the Parent Guarantor and any Subsidiary), except where such security interests, liens and encumbrances with respect to any such securities other than any capital stock of the Parent Guarantor or partnership interests of the Company or any shares of capital stock, units of general, limited and/or preferred partnership interests or membership interests of any Subsidiary held by the Company or the Parent Guarantor would not reasonably be expected to have a Material Adverse Effect.

(l) The financial statements, supporting schedules and related notes included in, or incorporated by reference in, the Registration Statement, the Prospectus and the Time of Sale Information comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial condition of the entity or entities or group presented or included therein, as of the respective dates thereof, and its consolidated results of operations and cash flows for the respective periods covered thereby, are all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The financial information and data included, or incorporated by reference, in the Registration Statement, the Prospectus and the Time of Sale Information present fairly the information included or incorporated by reference therein and have been prepared on a basis consistent, except as may be noted therein, with that of the financial statements, schedules and notes included in, or incorporated by reference in, the Registration Statement, the Prospectus and the Time of Sale Information and the books and records of the respective entity or entities or group presented or included therein. Except as otherwise noted in the Registration Statement, the Prospectus and the Time of Sale Information, pro forma and/or as adjusted financial information included in, or incorporated by reference in, the Registration Statement, the Prospectus and the Time of Sale Information have been prepared in accordance with the applicable requirements of the Securities Act and the American Institute of Certified Public Accountants guidelines with respect to pro forma and as adjusted financial information, and includes all adjustments necessary to present fairly the pro forma and/or as adjusted financial condition of the entity or entities or group presented or included therein at the respective dates indicated and the results of operations and cash flows for the respective periods specified. No other financial statements (or schedules) of the Company, the Parent Guarantor and the Subsidiaries or any predecessor of the Company and/or the Parent Guarantor and the Subsidiaries are required by the Securities Act or the Exchange Act to be included in the Registration Statement, the Prospectus, or the Time of Sale Information. PricewaterhouseCoopers LLP (the “Accountants”), who have reported on such financial statements, schedules and related notes, are independent registered public accountants with respect to the Company, the Parent Guarantor and the Subsidiaries with the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act, and there have been no disagreements with any accountants or “reportable events” (as defined in Item 304 of Regulation S-K promulgated by the Commission) required to be disclosed in the Prospectus or elsewhere pursuant to such Item 304 which have not been so disclosed.

(m) Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information and prior to the Closing Date, (i) there has not been and will not have been, except as set forth in or contemplated by the Registration Statement, the Prospectus, the Time of Sale Information and this Agreement, any change in the capitalization, long term or short term debt or in the capital stock or equity of each of the Company, the Parent Guarantor or any of the Subsidiaries which would be material to the Company, the Parent Guarantor and the Subsidiaries considered as one enterprise (anything which would be material to the Company, the Parent Guarantor and the Subsidiaries, considered as one enterprise, being hereinafter referred to as “Material”), (ii) except as described in the Registration Statement, the Prospectus or the Time of Sale Information, neither the Company, the Parent Guarantor nor any of the Subsidiaries has incurred nor will any of them incur any liabilities or obligations, direct or contingent, which would be Material, nor has any of them entered into nor will any of them enter into any transactions, other than pursuant to this Agreement and the transactions referred to herein or as contemplated in the Registration Statement, the Prospectus, the Time of Sale Information and this Agreement, which would be Material, (iii) there has not been any change or development resulting in a Material Adverse Effect, (iv) except for regular quarterly distributions on the Parent Guarantor’s shares of Common Stock, the Parent Guarantor has not paid or declared and will not pay or declare any dividends or other distributions of any kind on any class of its capital stock, (v) except for distributions in connection with regular quarterly distributions on partnership units, the Company has not paid any distributions of any kind on its partnership units, and (vi) neither the Company, the Parent Guarantor nor the Subsidiaries have any material contingent obligation that is not disclosed in the Registration Statement, the Prospectus or the Time of Sale Information.

(n) The Company, the Parent Guarantor and the Subsidiaries are not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(o) To the knowledge of the Company and the Parent Guarantor, after due inquiry, except as set forth in the Registration Statement, the Prospectus and the Time of Sale Information, there are no actions, suits, proceedings, investigations, demands, arbitrations, claims or inquiries (“Actions”), pending or, after due inquiry, threatened against or affecting the Company, the Parent Guarantor or any of the Subsidiaries or any of their respective officers or directors in their capacity as such or of which any of their respective properties or assets or any Property is the subject or bound, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect; and there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus.

(p) The Company, the Parent Guarantor and each of the Subsidiaries (i) have, and at the Closing Date will have, (A) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Registration Statement, the Prospectus or the Time of Sale Information and are in material compliance with such, and (B) complied in all material respects with all laws, regulations and orders applicable to it or its business and (ii) are not, and at the Closing Date will not be, in breach of or default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract, joint venture or partnership agreement or other agreement or instrument (collectively, a “Contract or Other Agreement”) or under any applicable law, rule, order, administrative regulation or administrative or court decree to which it is a party or by which any of its other assets or properties or by which the Properties are bound or affected, except in the case of both (i) and (ii) above where such default, breach or failure will not, either singly or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, the Parent Guarantor and each of the Subsidiaries, after due inquiry, no other party under any contract or other agreement to which it is a party is in default thereunder, except where such default will not have a Material Adverse Effect. Neither the Company nor the Parent Guarantor nor to the knowledge of the Company any of the Subsidiaries is, nor at the Closing Date will any of them be, in violation of any provision of its articles of incorporation, by-laws, certificate of limited partnership, partnership agreement or other organizational document, as the case may be.

(q) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body or any other entity is required for the execution, delivery and performance by the Company and the Parent Guarantor of each of the Transaction Documents (as defined below) to which each is a party, the issuance and sale of the Securities by the Company or the Guarantee by the Parent Guarantor and compliance by the Company and the Parent Guarantor, as applicable, with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents (“Regulatory

Approvals”), except (A) for such Regulatory Approvals where failure to obtain such Regulatory Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B)(i) such as have been obtained under the Securities Act, the Exchange Act and such as may be required under state securities, Blue Sky laws or real estate syndication laws or the by-laws, the corporate financing rules or the conflict of interest rules of the Financial Industry Regulatory Authority in connection with the purchase and distribution by the Underwriters of the Securities, (ii) such as have been received prior to the date of this Agreement, (iii) the registration of the Securities and the Guarantee under the Securities Act, (iv) the qualification of the Indenture under the Trust Indenture Act or (v) for the filing of this Agreement, the Indenture and the form of Securities with the Commission as an exhibit to a Form 8-K, which the Company agrees to make in a timely manner.

(r) The Company and the Parent Guarantor have full right, power and authority to execute and deliver this Agreement, the Securities, the Guarantee, the Indenture (including each Guarantee set forth therein) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken. The execution, delivery and performance by the Company and the Parent Guarantor of the Transaction Documents, the issuance and sale of the Securities, the issuance of the Guarantee, compliance by the Company and the Parent Guarantor with the terms thereof and the consummation of the transactions contemplated hereby and thereby, and compliance by each of the Company, the Parent Guarantor and the Subsidiaries with its obligations hereunder and thereunder to the extent each is a party thereto, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any property, right or asset of the Company or any of its Subsidiaries is subject or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of the Company, the Parent Guarantor or any of the Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (a) the certificate of incorporation, by-laws, certificate of limited partnership, partnership agreement or other organizational documents of the Parent Guarantor, the Company or any of the Subsidiaries, (b) any Contract or Other Agreement to which the Company, the Parent Guarantor or any of the Subsidiaries is a party or by which the Company, the Parent Guarantor or any of the Subsidiaries or any of their assets or properties are bound or affected, or violate or conflict with (c) any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency (foreign or domestic) or body applicable to the business or properties of the Company, the Parent Guarantor or any of the Subsidiaries or to the Properties, in each case (other than with respect to subclause (a) of this sentence as it applies to the Company, the Parent Guarantor and their significant subsidiaries) except for liens, charges, encumbrances, breaches, violations, defaults, rights to terminate or accelerate obligations, or conflicts, the imposition or occurrence of which would not have a Material Adverse Effect.

(s) The Company, the Parent Guarantor and each of the Subsidiaries have good and marketable title to all properties and assets described in the Registration Statement, the Prospectus and the Time of Sale Information as owned by it, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Registration Statement, the Prospectus or the Time of Sale Information, such as secure the loan facilities of the Company, the Parent Guarantor and the Subsidiaries, or such as would not result in a Material Adverse Effect.

(t) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on EDGAR.

(u) To the knowledge of the Company: (i) no lessee of any portion of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except in each case such defaults that would not have a Material Adverse Effect, (ii) the current use and occupancy of each of the Properties comply with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect and (iii) there is no pending or threatened condemnation, zoning change, environmental or other proceeding or action that will affect the size of, use of, improvements on, construction on, or access to the Properties, except such proceedings or actions that would not have a Material Adverse Effect.

(v) The Company, the Parent Guarantor and the Subsidiaries have property, title, casualty and liability insurance in favor of the Company, the Parent Guarantor or the Subsidiaries with respect to each of the Properties or, with respect to title insurance, with respect to its portfolio of properties viewed as a whole in an amount and on such terms as is reasonable and customary for businesses of the type conducted by the Company, the Parent Guarantor and the Subsidiaries, except in such instances where the tenant is carrying such insurance or the tenant is self-insuring such risks.

(w) Except as disclosed in the Registration Statement, the Prospectus and the Time of Sale Information, and except for activities, conditions, circumstances or matters that would not have a Material Adverse Effect, (i) to the knowledge of the Company and the Subsidiaries, after due inquiry, the operations of the Company, the Parent Guarantor and the Subsidiaries are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws, (ii) to the knowledge of the Company, the Parent Guarantor and the Subsidiaries, after due inquiry, none of the Company, the Parent Guarantor or the Subsidiaries has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Property, and no condition exists on, in, under or adjacent to any Property that could reasonably be expected to result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below) under any Environmental Law, (iii) none of the Company, the Parent Guarantor or the Subsidiaries has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Property, (iv) none of the Company, the Parent Guarantor or the Subsidiaries has actual knowledge of, or received any written notice from any Governmental Authority (as defined below) claiming, any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Property and (v) no Property is included or, to the knowledge of the Company, the Parent Guarantor or the Subsidiaries, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”), or included on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and none of the Company, the Parent Guarantor or the Subsidiaries has actual knowledge that any Property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Company, the Parent Guarantor or the Subsidiaries, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

As used herein, “Hazardous Substance” shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. § 172.101, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. § 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. § 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. § 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. § 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. § 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environment or of human health from environmental effects; “Governmental Authority” shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; “Lien” shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing and containing a residue of any Hazardous Substance.

None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company, the Parent Guarantor or any of the Subsidiaries, and none of them nor any of their directors, officers or employees is connected with the Company, the Parent Guarantor or any of the Subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.

(x) The Company, the Parent Guarantor and the Subsidiaries are organized and operate in a manner so that the Parent Guarantor qualifies as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Parent Guarantor has elected and has qualified to be taxed as a REIT under the Code commencing with the taxable year ended December 31, 1994. The Company, the Parent Guarantor and the Subsidiaries intend to continue to be organized and operate so that the Parent Guarantor shall qualify as a REIT for the foreseeable future, unless the Parent Guarantor’s board of directors determines that it is no longer in the best interests of the Parent Guarantor to be so qualified.

(y) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its Subsidiaries, (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its Subsidiaries, (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period), (iv) the fair market value of the assets of each Plan equal the present value of all benefits accrued under such Plan, (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its Subsidiaries, (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA) and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its Subsidiaries.

(z) Neither the Company nor any member of its Controlled Group maintains, sponsors, contributes to, or has had any liability with respect to an employee pension benefit plan subject to the provisions of Title IV of ERISA.

(aa) There are no statutes, regulations, material document or contract of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required therein, except for the filing of this Agreement with the Commission as an exhibit to a Form 8-K, which the Company agrees to make in a timely manner, and the descriptions thereof or references thereto in the Registration Statement, the Prospectus or the Time of Sale Information are accurate in all material respects.

(bb) None of the Company, the Parent Guarantor or any of the Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, the Parent Guarantor or the Subsidiaries, after due inquiry, is any such dispute threatened which would be Material.

(cc) The Company, the Parent Guarantor and the Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Prospectus and the Time of Sale Information. To the knowledge of the Company or the Parent Guarantor, no claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company, the Parent Guarantor and the Subsidiaries, of such trademarks and trade names does not, to the Company’s or the Parent Guarantor’s knowledge, infringe on the rights of any person.

(dd) Each of the Company, the Parent Guarantor and the Subsidiaries has filed all federal, state, local and non-U.S. income tax returns which have been required to be filed (except in any case in which the failure to so file would not result in a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing would otherwise be delinquent, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so pay would not result in a Material Adverse Effect.

(ee) The Company is properly treated as a partnership for U.S. federal income tax purposes and not as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

(ff) No relationship, direct or indirect, exists between or among the Company, the Parent Guarantor or the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, the Parent Guarantor or the Subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described in such documents and in the Time of Sale Information.

(gg) Neither the Company nor the Parent Guarantor has taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

(hh) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets, financial and corporate books and records is permitted only in accordance with management’s general or specific authorization (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus is accurate and fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii) Any certificate or other document signed by any officer or authorized representative of the Company, the Parent Guarantor or any Subsidiary, and delivered to the Underwriters or to counsel for the Underwriters in connection with the sale of the Securities, the issuance of the Guarantee or the Transaction Documents shall be deemed a representation and warranty by such entity or person, as the case may be, to the Underwriters, as to the matters covered thereby.

(jj) The Registration Statement became effective upon filing with the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted, or to the knowledge of the Company or the Parent Guarantor, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus or any Preliminary Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction.

(kk) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to each of the Company’s principal executive officer and principal financial officer by others within those entities, (ii) been evaluated for effectiveness as of the date of the filing of the Prospectus with the Commission and (iii) are effective in all respects to perform the functions for which they were established, except where a failure to be so effective will not have a Material Adverse Effect.

(ll) Based on its evaluation of its internal controls over financial reporting at December 31, 2024, the Company, the Parent Guarantor and their Subsidiaries are not aware of (i) any material weakness in the design or operation of internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, (ii) any significant deficiency in the design or operation of internal control over financial reporting which is reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial information or (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal controls over financial reporting of the Company, the Parent Guarantor or their Subsidiaries or in other factors that have materially affected, or are reasonably likely to materially affect, the Company, the Parent Guarantor or their Subsidiaries’ internal control over financial reporting.

(mm) There is and has been no failure on the part of the Parent Guarantor or any of the directors or officers of the Parent Guarantor, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(nn) Neither the Company, the Parent Guarantor, nor any of their Subsidiaries nor, to the knowledge of the Company and the Parent Guarantor, any director, officer, affiliate, agent, employee or other person associated with or acting on behalf of the Company and the Parent Guarantor or any of their Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in (i) the use of any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for public office, (iii) a violation by any such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws or (iv) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, the Parent Guarantor and their Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(oo) The operations of the Company, the Parent Guarantor and their Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Parent Guarantor or any of their Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Parent Guarantor, threatened.

(pp) None of the Company, the Parent Guarantor, any of their Subsidiaries or, to the knowledge of the Company, any director, officer, affiliate, agent, employee or other representative in privity of contract with the Company, the Parent Guarantor or any of their Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, the Parent Guarantor or any of their Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, the Donetsk and Luhansk regions and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, Cuba, Burma (Myanmar), Iran, North Korea, Russia, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Securities under this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate the activities of any person that, at the time of such funding or facilitation, is subject to any Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise) of Sanctions. For the past ten years, the Company, the Parent Guarantor and their Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(qq) No Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary ’s properties or assets to the Company or any other Subsidiary of the Company (except for such prohibitions and restrictions imposed pursuant to the loan agreements of the Company, the Parent Guarantor and the Subsidiaries which would not reasonably be expected to have a Material Adverse Effect).

(rr) Neither the Company, the Parent Guarantor nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, the Parent Guarantor or any of the Subsidiaries or any Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ss) Nothing has come to the attention of the Company or the Parent Guarantor that has caused the Company or the Parent Guarantor to believe that the statistical and market-related data included in the Registration Statement, the Prospectus and the Time of Sale Information is not based on or derived from sources that are reliable and accurate in all material respects.

(tt) With respect to any stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company, the Parent Guarantor and their Subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Parent Guarantor (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (the “NYSE”) and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with generally accepted accounting principles in the financial statements (including the related notes) of the Company and, if required, disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their results of operations or prospects.

(uu) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(vv) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Parent Guarantor has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Parent Guarantor received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(ww) To the knowledge of the Company, the Parent Guarantor and the Subsidiaries, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, the Parent Guarantor and the Subsidiaries, and any such data processed or stored by third parties on behalf of the Company, the Parent Guarantor and the Subsidiaries), equipment or technology of the Company, the Parent Guarantor and the Subsidiaries (collectively, “IT Systems and Data”), and the Company, the Parent Guarantor and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except for that which has been or can be remedied without material cost or liability or the duty to notify any other person or that which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) the Company, the Parent Guarantor and the Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (iii) the Company, the Parent Guarantor and the Subsidiaries are in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except for such failures as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx) Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor the Parent Guarantor (i) has any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the net proceeds received by it from the sale of the Securities to repay any outstanding debt owed to any affiliate of the Underwriters.

(yy) The Securities constitute “senior indebtedness” as such term is defined in any indenture or agreement governing any outstanding subordinated indebtedness of the Company.

(zz) No person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(aaa) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(bbb) Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(ccc) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

4. Further Agreements of the Company and the Parent Guarantor. The Company and the Parent Guarantor jointly and severally covenant and agree with each Underwriter that:

(a) Required Filings. The Company and the Parent Guarantor will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex C hereto) to the extent required by Rule 433 under the Securities Act; and the Company and the Parent Guarantor will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, upon request and without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Time of Sale Information or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information, Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference therein will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Company nor the Parent Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to any obligation to pay a tax or to file a tax return in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period from the date hereof through and including the Closing Date, the Company and the Parent Guarantor will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or the Parent Guarantor and having a tenor of more than one year.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.

(k) DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Stabilization. Neither the Company nor the Parent Guarantor will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) REIT Status. The Parent Guarantor will use its best efforts to continue to qualify for taxation as a REIT under Sections 856 through 860 of the Code, unless the Parent Guarantor’s board of directors determines that it is no longer in the best interests of the Parent Guarantor to be so qualified.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing. Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and the Parent Guarantor of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company and the Parent Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Parent Guarantor and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company, the Parent Guarantor or the Subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company, the Parent Guarantor or the Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Effect. No event or condition of a type described in Section 3(m) shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Parent Guarantor who has specific knowledge of the Company’s and the Parent Guarantor’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and (d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Parent Guarantor in this Agreement are true and correct and that the Company and the Parent Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. (i) On the date of this Agreement and on the Closing Date, the Accountants shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion and 10b-5 Statement of Counsel for the Company. Barack Ferrazzano Kirshbaum & Nagelberg LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(h) Opinion of Local Counsel. McGuireWoods LLP, counsel for the Company (the “Maryland Guarantor”) in the State of Maryland, shall have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D hereto.

(i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Morrison & Foerster LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee.

(k) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company, the Parent Guarantor and its Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(l) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(m) Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, the Parent Guarantor and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(n) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company and the Parent Guarantor, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its respective partners, directors, officers, members, agents and employees, any person who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Securities Act) of such Underwriter, and the successors and assigns of all of the foregoing persons from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus (or any amendment or supplement thereto), any Time of Sale Information or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company or the Parent Guarantor in writing by such Underwriter through the Representatives expressly for use therein.

(b) Indemnification of the Company and the Parent Guarantor. Each Underwriter, severally and not jointly, agree to indemnify, defend and hold harmless the Company and the Parent Guarantor, and their respective officers and directors and any person who controls the Company or the Parent Guarantor within the meaning of either Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and the successors and assigns of all of the foregoing persons, to the same extent as the indemnity set forth in Section 7(a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Prospectus and the Prospectus: the information contained in the first sentence of the fifth paragraph (regarding selling concessions) and the tenth paragraph (regarding short sales and stabilizing transactions), each under the heading “Underwriting” contained in the Prospectus.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either Section 7(a) or Section 7(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under either Section 7(a) or Section 7(b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses according to a final non-appealable judgment) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an

Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person, (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, the Parent Guarantor and their directors, their officers and such control persons of the Company and the Parent Guarantor or authorized representatives shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 7(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its prior written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in Sections 7(a) or 7(b) above is unavailable or insufficient to hold harmless an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Section 7(a) or 7(b) above, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Parent Guarantor, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Parent Guarantor, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Parent Guarantor, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Parent Guarantor from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus bear to the aggregate offering price of the Securities. The relative fault of the Company and the Parent Guarantor, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Parent Guarantor, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Parent Guarantor, the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the NYSE or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or the Parent Guarantor shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Parent Guarantor, except that the Company and the Parent Guarantor will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Parent Guarantor or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Parent Guarantor jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Parent Guarantor’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company and the Parent Guarantor jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Parent Guarantor and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Parent Guarantor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Parent Guarantor or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, Telephone: (212) 834-4533, Facsimile: (212) 834-6081; PNC Capital Markets LLC at 300 Fifth Avenue, 10th Floor, Pittsburgh, Pennsylvania 15222, Attention: Debt Capital Markets, Fixed Income Transaction Execution, Facsimile: (412) 762-2760; RBC Capital Markets, LLC at Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: DCM Transaction Management, Email: TMGUS@rbccm.com, Telephone: (212) 618-7706, Facsimile: (212) 428-6308; Wells Fargo Securities, LLC at 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com. Notices to the Company and the Parent Guarantor shall be given to them at 1 N. Wacker Drive, Suite 4200, Chicago, Illinois 60606, Attention: Scott A. Musil, with a copy to Barack Ferrazzano Kirschbaum & Nagelberg LLP, 200 West Madison Street, Suite 3900, Chicago, Illinois 60606, Attention: Matthew A. Jackson, Esq.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. The Company and the Parent Guarantor hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Parent Guarantor waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Parent Guarantor agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Parent Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Company and the Parent Guarantor, as applicable, is subject by a suit upon such judgment.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(f):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(g) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign and AdobeSign) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

FIRST INDUSTRIAL, LP.

By:	First Industrial Realty Trust, Inc.,
as its sole general partner

By:	/s/ Scott A. Musil
Name:	Scott A. Musil
Title:	Chief Financial Officer

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ Scott A. Musil
Name:	Scott A. Musil
Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

PNC Capital Markets LLC

By:	/s/ Valerie Shadeck
Name: Valerie Shadeck
Title: Managing Director

RBC Capital Markets, LLC

By:	/s/ Scott G Primrose
Name: Scott G Primrose
Title: Authorized Signatory

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

2

Schedule 1

Underwriter	Principal Amount
J.P. Morgan Securities LLC	$121,050,000
PNC Capital Markets LLC	$69,300,000
Wells Fargo Securities, LLC	$69,300,000
RBC Capital Markets, LLC	$62,100,000
U.S. Bancorp Investments, Inc.	$34,200,000
BofA Securities, Inc.	$29,700,000
Regions Securities LLC	$26,550,000
Fifth Third Securities, Inc.	$20,250,000
Citigroup Global Markets Inc.	$9,000,000
Samuel A. Ramirez & Company, Inc.	$8,550,000

Total	$450,000,000

Schedule 1

Annex A

Time of Sale Information

•	Pricing Term Sheet, dated May 12, 2025, substantially in the form of Annex B.

Annex A

Annex B

Filed Pursuant to Rule 433

Registration Statement No. 333-287056

Pricing Term Sheet

First Industrial, L.P.

Pricing Term Sheet

Issuer:	First Industrial, L.P.

Guarantor:	First Industrial Realty Trust, Inc.

Expected Ratings (Moody’s / S&P / Fitch)*:	Baa2 (stable) / BBB (stable) / BBB+ (stable)

Security:	5.250% Senior Notes due 2031

Aggregate Principal Amount Offered:	$450,000,000

Maturity Date:	January 15, 2031

Interest Rate:	5.250%

Interest Payment Dates:	January 15 and July 15, commencing January 15, 2026

Price to Public:	99.265% of the aggregate principal amount

Yield to Maturity:	5.399%

Benchmark Treasury:	3.875% due April 30, 2030

Spread to Benchmark Treasury:	+130 basis points

Benchmark Treasury Price/ Yield:	99-00 / 4.099%

Optional Redemption:	In full or in part at any time, prior to December 15, 2030 (“Par Call Date”), make whole call based on U.S. Treasury plus 20 bps to the Par Call Date, and, on or after the Par Call Date, redeemable at 100% of the principal amount plus accrued and unpaid interest to the redemption date.

Trade Date:	May 12, 2025

Settlement:	T+2; May 14, 2025; under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the date that is one business day preceding the settlement date will be required, by virtue of the fact that the Notes initially settle in T+2 to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes during such period should consult their advisors.

CUSIP/ISIN:	32055RAS6 / US32055RAS67

Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

Annex B

Joint Book-Running Managers:

J.P. Morgan Securities LLC

PNC Capital Markets LLC

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

BofA Securities, Inc.

Citigroup Global Markets Inc.

Fifth Third Securities, Inc.

Regions Securities LLC

U.S. Bancorp Investments, Inc.

Co-Manager:	Samuel A. Ramirez & Company, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

First Industrial, L.P. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533, PNC Capital Markets LLC at (855) 881-0697, RBC Capital Markets, LLC at (866) 375-6829 and Wells Fargo Securities, LLC at 1-800-645-3751 or by emailing wfscustomerservice@wellsfargo.com.

Annex B-2

ANNEX C

Form of Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP

[Intentionally Omitted]

Annex C

ANNEX D

Form of Opinion of McGuireWoods LLP

[Intentionally Omitted]

Annex D